Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-182315) of Diageo PLC of our report dated June 29, 2023 relating to the financial statements and supplemental schedule of Diageo North America, Inc. 401(k) Retirement Savings Plan for Union Employees, which appears in this Form 11-K.

Melville, New York

June 29, 2023

PricewaterhouseCoopers LLP, 401 Broad Hollow Road, Melville, NY 11747

T: (631) 753 2700, www.pwc.com/us